Exhibit 10.10

EQUITY PARTICIPATION AGREEMENT

Equity Participation Agreement made as of the 3rd day of March, 2014 between DavidsTea Inc. (“Corporation”) and Emilia Di Raddo (“Awardholder”).

RECITALS:

(a)                                 Corporation has adopted an Equity Incentive Plan (the “Plan”) which provides for the granting of Options and Restricted Shares to key Employees (all as defined in the Plan) of Corporation;

(b)                                 Awardholder is a director of Corporation and will render faithful and efficient service to Corporation in that capacity;

(c)                                     Corporation desires to continue to receive the benefit of the services of Awardholder and to more fully identify his interest with Corporation’s future and success; and

(d)                                 Corporation, acting through its Board, approved the granting of Awards to Awardholder upon the terms and conditions hereinafter provided.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

ARTICLE 1
DEFINED TERMS

Section 1.01                            Defined Terms

Unless otherwise defined herein, defined terms shall have the meaning ascribed to such terms in the Plan.

ARTICLE 2
GRANT OF OPTIONS

Section 2.01                            Option to Purchase

Corporation hereby grants to Awardholder the number of options set out beside Awardholder’s name in Schedule I attached hereto (“Options”) to purchase from Corporation the number of Shares set out beside Awardholder’s name in Schedule I attached hereto (the “Optioned Shares”) at a price of $5.07 per Share (the “Option Price”), upon the terms and conditions contained herein and in the Plan.  The number of Optioned Shares which may be acquired pursuant to the Options shall be those which vest in accordance with Section 2.03 hereof.

Section 2.02                            Basic Term of Options

Unless earlier terminated in accordance with the Plan, the Options shall no longer be exercisable and shall expire on the seventh (7th) anniversary of the date hereof, unless indicated otherwise on Schedule I attached hereto.

Section 2.03                            Vesting

(a)                                 Subject to the remaining provisions of this Agreement, the Options shall vest upon the earlier of (i) the date as indicated in Schedule I attached hereto, and (ii) a Trigger Event, and shall be exercisable to the extent this Option has vested.

(b)                                 The Awardholder shall be entitled to cause the Corporation to hold back Shares to satisfy withholding requirements pursuant to Section 12.4 of the Plan.

Section 2.04                            Subject to the Plan

Unless otherwise specified or modified herein, the Options are subject in all respects to the provisions of the Plan and compliance by Awardholder or his legal representative (the “Representative”) with the terms thereof.  A copy of the Plan shall be provided to Awardholder or his Representative upon request from time to time.  Awardholder acknowledges having read a copy of the Plan in effect on the date hereof.

Section 2.05                            Transferability

The Options shall not be assignable or transferable, except in accordance with the terms of the Plan.

Section 2.06                            Right of a Shareholder

Awardholder shall have no rights as a shareholder with respect to the Optioned Shares until after (i) payment in full of the Option Price for the Optioned Shares for which the Options are being exercised and (ii) the execution by Awardholder of a counterpart to each of the Agreements (if Awardholder is not already a party thereto) and any other agreement reasonably requested by Corporation in order to ensure that upon issuance of the Optioned Shares to Awardholder that Awardholder be bound by the terms and conditions of each of the Agreements.  Awardholder shall have no right as a shareholder with respect to such Optioned Shares until the issuance of such Shares and no adjustment shall be made for dividends or other rights for which the record date is prior to the time such Shares are issued.  Corporation shall issue such Optioned Shares so purchased within ten (10) Business Days after the conditions set out in the first sentence of this paragraph have been met and deliver share certificates in respect of such Optioned Shares as soon as practicable thereafter.

Section 2.07                            Notice of Exercise of Option

Notwithstanding anything to the contrary in the Plan, Corporation shall notify Awardholder at least ten Business Days prior to the occurrence of a Trigger Event.  The Options shall be exercised in whole or in part upon Awardholder providing not less than three Business Day notice prior to the Trigger Event (the “Exercise Date”) and any Option not exercised by the Exercise Date shall terminate and expire at the end of the day on the Exercise Date.

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Section 2.08                            Schedule

Corporation may, from time to time, update Schedule I attached hereto to reflect any change in the number of Options granted, the Option Price or the number of outstanding Options resulting from any expiration or cancellation of Options pursuant to the Plan.

ARTICLE 3
MISCELLANEOUS

Section 3.01                            Severability

If any provision of this Agreement shall be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.

Section 3.02                            Governing Law

This Agreement and the Options granted hereunder shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF the parties hereto have duly executed this agreement as of the date first above written.

DAVIDSTEA INC.

By:	/s/ Authorized Person
Authorized Signing Officer

/s/ Emilia Di Raddo
EMILIA DI RADDO

SCHEDULE I

OPTIONS

Aggregate Number of Options:  30,397

Number of Shares Issuable Upon the Exercise of Options:  30,397

Vesting:  In equal monthly installments, on the first day of each month, over the 36-month period following the date hereof.

AMENDMENT TO THE EQUITY PARTICIPATION AGREEMENT
(The “Amendment Agreement”)

THIS AMENDMENT is made as of this 19 day of December, 2014.

BETWEEN:

DAVIDSTEA INC., a corporation governed by the laws of Canada (the “Corporation”)

- and -

Emilia Di Raddo (the “Awardholder”)

RECITALS:

A.                                    The Corporation and the Awardholder (collectively, the “Parties”) entered into an equity participation agreement (the “Equity Participation Agreement”) dated as of March 3, 2014 (the “Date of Grant”) pursuant to which 30,397 options (the “Options”) were granted to the Awardholder under the terms of the amended and restated equity incentive plan of the Corporation, as amended from time to time (the “Equity Incentive Plan”).

B.                                    The Corporation wishes to amend the Equity Participation Agreement in order to modify the exercise price of the Options to reflect the fair market value of a Common Share of the Corporation on the Date of Grant.

C.                                    Section 12.3 of the Equity Incentive Plan provides that the Equity Participation Agreement may be amended by consent of the Corporation and the Optionholder.

NOW THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.                                      Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to them in the Equity Participation Agreement, as amended herein.

2.                                      Section 2.01 of the Equity Participation Agreement is hereby amended by changing the reference made therein to “5.07” in the fourth line of Section 2.01 to hereafter refer to “5.33”.

3.                                      Except as specifically amended in Section 2 of this Amendment Agreement, the Equity Participation Agreement shall remain in full force and effect, unamended.

4.                                      The Parties agree to sign all other documents and instruments and do all other things as may be required or desirable in order to complete and document the amendments contemplated by the Amendment Agreement.

5.                                      This Amendment shall be governed by. and construed in accordance with, the Laws of the Province of Québec and the federal Laws of Canada applicable in the Province of Québec,

6.                                      This Amendment shall be binding upon and shall enure to the benefit of and be enforceable by each of the Parties hereto and each of their successors and permitted assigns.

7.                                      This Amendment may be executed by the Parties in counterparts and may be executed and delivered by fax or other electronic means, and all such counterparts together constitute one.

IN WITNESS WHEREOF the Parties have duly executed this Amendment.

DAVIDSTEA INC

By:	/s/ Authorized Person
Name:
Title:

/s/ Emilia Di Raddo
EMILIA DI RADDO